EXHIBIT 99.1

Perceptron Announces Board of Directors Nominations for Annual Meeting

Jay Freeland, Former FARO President & CEO, Nominated to Succeed Director Robert Oswald Following Dedicated Service as a Board Member

PLYMOUTH, Mich., Oct. 25, 2018 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ:PRCP), a leading global provider of 3D automated metrology solutions and coordinate measuring machines, today announced that its Board of Directors nominated Jay Freeland to stand for election at the Company’s 2018 Annual Meeting of Shareholders scheduled for December 7, 2018. All current directors will stand for re-election at the annual meeting with the exception of Robert Oswald, who will be stepping down following the Annual Meeting after serving as a director since 1996.

“We are very excited to announce the nomination of Jay Freeland for election to our Board of Directors,” said W. Richard Marz, Chairman of the Board. “Jay has extensive experience in executive, financial and operational leadership and a strong background of knowledge and experience in the metrology industry that will be valuable to our Board and management.”

Mr. Freeland served as President and Chief Executive Officer of FARO Technologies, Inc. (“FARO”) from December 2006 until December 2015 and as a Director of FARO from February 2006 until December 2015.  FARO is a publicly traded global technology company that designs, develops, manufactures, markets and supports software driven, three-dimensional measurement, imaging and realization systems. Mr. Freeland’s prior experience includes holding various positions of increasing responsibilities at General Electric Company and its affiliates, including Vice President – Global Sales, Marketing & Commercial Operations – GE Energy Rentals and President and Chief Operating Officer of GE Harris Energy Control Systems, LLC.

Mr. Freeland commented, “I am pleased to be nominated for election to Perceptron’s Board of Directors. I believe my background in metrology will be particularly useful in helping to guide the Company’s strategic direction and I look forward to working closely with the Board and management team to achieve our goals.”

The remaining Directors standing for election at the 2018 Annual Meeting of Shareholders include: Chairman W. Richard Marz, Perceptron President and CEO, David Watza, John F. Bryant, C. Richard Neely, Jr., James A. Ratigan, and William C. Taylor. Shareholders will be asked to vote for the nominees at the Annual Meeting scheduled for December 7, 2018.

Mr. Marz concluded, “On behalf of the entire Perceptron team, we would also like to thank Robert Oswald for his years of service to the Board and Perceptron.  He has served on our Board for many years and we are grateful for his valuable insights and contributions to our leadership. We appreciate his ongoing support and wish him all the best.”

About Perceptron
Perceptron (NASDAQ:PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive, aerospace and other manufacturing companies rely on Perceptron’s metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs. Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Slovakia, Spain and the United Kingdom. For more information, please visit www.perceptron.com.

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Company Contact:
Investor Relations
Perceptron, Inc.
investors@perceptron.com